EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated May 31, 2003, accompanying the financial statements and schedule in the Annual Report of Reptron Electronics, Inc. 401(k) Retirement Savings Plan on Form 11-K for the years ended December 31, 2002 and 2001. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Reptron Electronics, Inc. on Forms S-8 (File No. 333-103936, effective March 19, 2003, File No. 333-28727, effective June 6, 1997 and File No. 33-87854, effective December 22, 1994).

/s/ GRANT THORNTON LLP
Tampa, Florida May 31, 2003